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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-11481 and 333-11483 of Sound Source Interactive, Inc. on Form S-8 of our report dated September 10, 1999, appearing in this Annual Report of Form 10-KSB of Sound Source Interactive, Inc. for the year ended June 30, 1999.

/s/ Deloitte & Touche LLP

Los Angeles, California
October 11, 1999